UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2024 (February 1, 2024)

XAI Octagon Floating Rate & Alternative Income Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23247	82-235867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Clark Street, Suite 2430, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	XFLT	New York Stock Exchange
6.50% Series 2026 Term Preferred Shares (Liquidation Preference $25.00)	XFLTPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Registered Direct Placement of Common Shares

On February 1, 2024, the XAI Octagon Floating Rate & Alternative Income Trust (formerly, XAI Octagon Floating Rate & Alternative Income Term Trust (NYSE: XFLT) (the “Trust”) entered into a purchase agreement (the “Purchase Agreement”) between the Trust and the purchasers named therein (the “Purchasers”) in connection with the purchase and sale of common shares of beneficial interest, par value $0.01 per share, of the Trust (the “Common Shares”) in a registered direct placement (the “Offering”) pursuant to the Trust’s effective shelf registration statement filed with the SEC. The Trust has agreed to sell 3,546,854 Common Shares at a price of $7.0485 per Common Share. The offering is expected to close on or about February 5, 2024, subject to the satisfaction of customary closing conditions. The Trust expects to receive net proceeds (before expenses) from the sale of Common Shares of approximately $25.0 million.

The Offering has been made pursuant a prospectus supplement, dated February 1, 2024, and the accompanying prospectus, dated January 24, 2022, each of which constitutes part of the Trust’s effective shelf registration statement on Form N-2 (File No. 333-261521) previously filed with the SEC (the “Registration Statement”).

The Trust has not retained a placement agent, underwriter, broker or dealer with respect to the Offering.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Share Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Common Share Voting Arrangements

Pursuant to the Purchase Agreement and a letter agreement by and among the Trust, Eagle Point Credit Management LLC (“Eagle Point”) and the Purchasers, the Purchasers and Eagle Point have granted the Trust an irrevocable proxy to vote at any annual meeting or special meeting of shareholders of the Trust all Common Shares held by the Purchasers, Eagle Point, any other person controlled by Eagle Point’s direct parent company (“Eagle Point Parent”), or any other investment vehicles or accounts sponsored or managed by Eagle Point or any person controlled by Eagle Point Parent, or which Eagle Point or any person controlled by Eagle Point Parent otherwise has or shares the power to vote, or to direct the voting of, as of the record date for the applicable annual or special meeting of shareholders of the Trust in the same proportion as the vote of all other holders. The letter agreement provides that it shall terminate automatically at such time as the Purchasers, Eagle Point, any other person controlled by Eagle Point Parent, any other investment vehicles or accounts sponsored or managed by Eagle Point or any person controlled by Eagle Point Parent, or which Eagle Point or any person controlled by Eagle Point Parent otherwise has or shares the power to vote, or direct the voting of, hold in the aggregate less than 4.9% of the outstanding Common Shares of the Trust. The foregoing is qualified in its entirety by reference to the full text of the Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference and the letter agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On February 1, 2024, the Trust issued a press release, furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific refence in such filing.

Item 8.01.	Other Events

On February 1, 2024, the Trust conducted the Offering pursuant to the Trust’s Registration Statement. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the Common Shares is filed herewith as Exhibit 5.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Purchase Agreement, dated February 1, 2024, between the Trust and the Purchasers

10.2	Letter Agreement, dated February 1, 2024, between the Trust, Eagle Point and the Purchasers

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	Press Release, dated February 1, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TRUST

Date: February 2, 2024	By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary and Chief Legal Officer

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